Exhibit 99.1

OneWater Marine Reaches Agreement to Acquire Naples Boat Mart
Expands presence on the West Coast of Florida

BUFORD, GA – July 20, 2021 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that it has reached an agreement to acquire the assets of Naples Boat Mart, which will expand the Company’s presence on the West Coast of Florida and enhance new and pre-owned boat sales, storage, service and repair, and finance and insurance offerings. The transaction is expected to close in the fourth quarter of 2021.

A third-generation family owned and operated business, Naples Boat Mart represents premier boating brands including, Grady White, Hurricane, and Key West, while also offering factory trained technicians to deliver quality service for its customers including a full rigging shop and mobile service units. Naples Boat Mart generated approximately $30 million in sales over the past twelve months from these offerings.

“We are thrilled to welcome Philip Osborne and the Naples Boat Mart team into the OneWater family as we continue to deliver on our acquisition strategy. This acquisition enhances our overall presence on Florida’s West Coast and complements our recent acquisiton of Walker Marine Group,” said Austin Singleton, Chief Executive Officer for OneWater. “Philip and his team have done a masterful job with Naples Boat Mart over three generations, and we look forward to providing new opportunities and resources to support their continued success.”

Philip Osborne, Owner of Naples Boat Mart, said, “We are ecstatic to be joining the OneWater family. Naples Boat Mart has maintained both premium products and winning customer service for three-generations. With OneWater’s digital footprint, finance & insurance prowess, and a company culture that is second to none, I believe we can take Naples Boat Mart to new heights, amplifying new and existing revenue streams, while staying beholden to our values as a family-owned company. I am excited to see where our partnership takes us, and the endless opportunities that lie ahead for our team.”

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 69 stores throughout 10 different states, seven of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, decline in demand for our products and services, restrictions on the availability of inventory, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.